AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT

	THIS AGREEMENT is made as of this 1st day of December, 2010, between Vanguard World Fund, a Delaware statutory trust (the ?Trust?), and Schroder Investment Management
North America Inc., a Delaware corporation (the ?Advisor?).

W I T N E S S E T H

	WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the ?1940 Act?); and

	WHEREAS, the Trust offers a series of shares known as Vanguard International Growth Fund (the ?Fund?); and

       WHEREAS, the Trust retained the Advisor to render investment advisory services to the Fund under an Investment
 Advisory Agreement dated as of February 6, 2003, which was amended and restated effective December 1, 2006 (the ?Prior Agreement?); and

       WHEREAS, the Trust desires to amend and restate such Investment Advisory Agreement, in certain respects, and the Adviser is willing to render investment advisory services to the Fund in accordance with such amendments.

	NOW THEREFORE, in consideration of the
 mutual promises and undertakings set forth in this Agreement, the Trust and the Advisor hereby agree as follows:

       1.	Appointment of Advisor.  The Trust hereby
 employs the Advisor as investment advisor, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust?s Board of
Trustees (the ?Board of Trustees?) determines in its sole discretion to assign to the Advisor from time to time (referred to in this Agreement as the ?Schroder Portfolio?), as communicated to the Advisor on behalf of the Board of Trustees by The Vanguard Group, Inc. (?Vanguard?). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Advisor. The Advisor accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

       2.	Duties of Advisor.  The Trust
employs the Advisor to manage the investment and reinvestment of the assets of the Schroder Portfolio; to continuously review, supervise, and administer an investment program for the Schroder Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of the Advisor that the Fund is required to maintain; and to render regular reports to the Trust?s officers and the Board of Trustees concerning the discharge of the foregoing responsibilities.
  The Advisor will discharge the foregoing responsibilities subject to the supervision and oversight of the Trust?s officers and the Board of Trustees, and in compliance with the objective, policies, and limitations set forth in the Fund?s prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Advisor in writing, and applicable laws and regulations. The Advisor agrees to provide, at its own expense, the office space, furnishings, and equipment, and the personnel required by it to perform the services on the terms and for the compensation provided herein.

       3.	Securities Transactions. The Advisor
 is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Schroder Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions, subject to written policies and procedures provided to the Advisor, and consistent with Section 28(e) of the Securities
Exchange Act of 1934.  The Advisor will promptly
 communicate to the Trust?s officers and the Board of Trustees such information relating to portfolio transactions as they may reasonably request.

       4.	Compensation of Advisor.  For services
 to be provided by the Advisor pursuant to this Agreement, the Fund will pay to the Advisor, and the
 Advisor agrees to accept as full compensation therefor, an investment advisory fee consisting of a base fee plus a performance adjustment at the rates specified in Schedule A to this Agreement.

       5.	Reports.  The Fund and the Advisor
 agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

       6.	Compliance.  The Advisor agrees
 to comply with all Applicable Law and all policies, procedures, or reporting requirements that the Board of Trustees reasonably adopts and communicates to the Advisor in writing, including, without limitation, any such policies, procedures, or reporting requirements relating to soft dollar or other brokerage arrangements. ?Applicable Law? means (i) the ?federal securities laws? as defined in Rule
38a-1(e)(1) under the 1940 Act, as amended from
 time to time, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of the Advisor in relation to the Schroder Portfolio.

       7.	Status of Advisor.  The services of
 the Advisor to the Fund are not to be deemed exclusive, and the Advisor will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Advisor will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

       8.	Liability of Advisor.  No provision
 of this Agreement will be deemed to protect the Advisor against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

      9.	Limitations on Consultations.
The Advisor is prohibited from consulting with other investment advisors of the Fund, except
 Schroder Investment Management North America
 Limited, concerning transactions for the Fund in securities or other assets.

       10.	Force Majeure.  The Advisor shall
 not be responsible for any loss or damage, or failure to comply or reasonable delay in complying with any duty or obligation, under or pursuant to this Agreement arising as a direct or indirect result of any reason, cause, or contingency beyond its reasonable control, including (without limitation) natural disasters, nationalization, currency restrictions, act of war, act of terrorism, act of God, postal or other strikes or industrial actions, or the failure, suspension, or disruption of any relevant stock exchange or market. The Advisor shall notify the Fund promptly when it becomes aware of any event described above. The Fund shall not be responsible for temporary delays in the performance of its duties and obligations hereunder and correspondingly shall not be liable for any loss or damage attributable to such delay in consequence of any event described above.

       11.	Duration; Termination; Notices; Amendment.
This Agreement will become effective on the date hereof and shall continue in effect for successive twelve-month periods thereafter, only so long as each such continuance is approved at least annually by the Board of Trustees, including a majority of those Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

       Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, on sixty days? written notice to the Advisor, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii)
this Agreement may be terminated by the Advisor on
 ninety days? written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

   If to the Fund, at:

Vanguard International Growth Fund
P.O. Box 2600
Valley Forge, PA 19482
Attention:  Chris D. McIsaac
Telephone: 610-669-8055
Facsimile:  610-503-5855

If to the Advisor, at:

Schroder Investment Management North America Inc.
875 Third Avenue 22nd Floor
New York, NY 10022-6225
Attention: Jamie Dorrien-Smith
Telephone: 212-641-3856
Facsimile: 212-641-3985

	This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund.

       As used in this Section 10, the terms ?assignment,?
 ?interested persons,? and ?vote of a majority of the outstanding voting securities?
will have the respective meanings set forth
 in Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the 1940 Act.

       12.	Severability.   If any provision
 of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

       13.	Confidentiality.  The Advisor
 shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to any person other than the Trust, the Board of Trustees,
Vanguard, and any director, officer, or
employee of the Trust or Vanguard, except
(i) with the prior written consent of the Trust,
(ii) as required by law, regulation, court order, or the rules or regulations of any self-regulatory organization, governmental body, or official having jurisdiction over the Advisor, or (iii) for information that is publicly available other than due to disclosure by the Advisor or its affiliates or becomes known to the Advisor from a source other than the Trust, the Board of Trustees, or Vanguard.

       14.	Proxy Policy.   The Advisor
 acknowledges that Vanguard will vote the shares of all securities that are held by the Fund.

       15.	Governing Law.   All questions
 concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the
 conflict-of-law principles thereof) of the
State of Delaware applicable to contracts made and to be performed in that state.

       16.	Treatment of the Fund under FSA Rules.
 The Fund will be treated as a Professional
Client under the rules of the Financial
Services Authority in the United Kingdom.

       IN WITNESS WHEREOF, the parties
hereto have caused this Investment Advisory
Agreement to be executed as of the date first set forth herein.

SCHRODER INVESTMENT
MANAGEMENT
NORTH AMERICA INC.			VANGUARD WORLD FUND

/c/ Mark A. Hemenetz		12/22/2010	/c/ F. William McNabb		1/4/2011
___________________________________	_____________________________________
Signature			Date		Signature			     Date

Mark A. Hemenetz				F. William McNabb
___________________________________	_____________________________________
Print Name					Print Name



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